UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 25, 2020

Date of Report (Date of earliest event reported)

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

maryland	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Custom Street, 11th Floor

Boston, MA 02110

(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PLYM	New York Stock Exchange
7.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	PLYM-PrA	NYSE American

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 10, 2020, an indirect, wholly-owned subsidiary of Plymouth Industrial REIT, Inc. (the “Company”) entered into an Agreement of Purchase and Sale with unrelated third parties to acquire a 10-building industrial property portfolio located in the metro-Cleveland, Ohio area (the “Ohio Acquisition”). The portfolio consists of approximately 2.1 million square feet of rentable space. On November 25, 2020, the Company completed the Ohio Acquisition for a purchase price of $94.0 million, which was funded from the proceeds of borrowings under the Company’s Second Amended and Restated Credit Agreement.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Pursuant to Item 9.01(a) of Form 8-K, the Company intends to file all financial statements required by this item, if any, by an amendment to this Current Report on Form 8-K to be filed not later than 71 calendar days after the date that this Form 8-K must be filed.

(b)	Pro forma financial information.

Pursuant to Item 9.01(b) of Form 8-K, the Company intends to file all pro forma financial information required by this item, if any, by an amendment to this Current Report on Form 8-K to be filed not later than 71 days after the date that this Form 8-K must be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: December 1, 2020	By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer